Exhibit 4.2

C1234567890	104598

INCORPORATED UNDER THE LAWS OF THE STATE OF CALIFORNIA

JUNE 6, 1996

GeoPetro Resources Company

Number			Shares
ZQ 123456	100,000,000 SHARES COMMON STOCK	50,000,000 SHARES PREFERRED STOCK 5,000,000 SHARES SERIES AA 8% CONVERTIBLE PREFERRED STOCK	* * * * 0 * * * * * * * * * * * * * * 0 * * * * * * * * * * * * * * 0 * * * * * * * * * * * * * * 0 * * * * * * * * * * * * * * 0 * * * * *

THIS CERTIFIES THAT	SPECIMEN	CUSIP 37248H 30 4
ISIN US 37248H3049
SEE REVERSE FOR CERTAIN DEFINITIONS

is the registered holder of

* * * ZERO * * *

FULLY PAID AND NON-ASSESSABLE COMMON SHARES WITHOUT PAR VALUE IN THE CAPITAL OF

GeoPetro Resources Company

HEREINAFTER DESIGNATED “THE CORPORATION,” TRANSFERABLE ON THE SHARE REGISTER OF THE CORPORATION UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED OR ASSIGNED.

SEE REVERSE SIDE FOR TRANSFER RESTRICTIONS AND THE OFFICE OF THE CORPORATION FORM WHICH SHAREHOLDERS MAY OBTAIN A STATEMENT OF THE RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS GRANTED TO OR IMPOSED UPON EACH CLASS OR SERIES OF STOCK

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Corporation.

IN WITNESS WHEREOF the Corporation has caused this certificate to be signed on its behalf by the facsimile signatures of its duly authorized officers.

VOID			VOID
Dated:	COUNTERSIGNED AND REGISTERED COMPUTERSHARE INVESTOR SERVICES, INC. (DENVER) TRANSFER AGENT AND REGISTRAR	OR	COUNTERSIGNED AND REGISTERED COMPUTERSHARE INVESTOR SERVICES INC. (CALGARY)(TORONTO) TRANSFER AGENT AND REGISTRAR

President	Chief Financial Officer and	By	By
	Corporate Secretary	Authorized Officer	Authorized Officer

The shares represented by this certificate are transferable at the offices of Computershare Investor Services Inc. in Calgary, AB and Toronto, ON or at the offices of Computershare Investor Services, Inc. in Denver, CO.

SECURITY INSTRUCTIONS ON REVERSE VOIR LES INSTRUCTIONS DE SECURITE AU VERSO

This certificate and the shares represented hereby shall be held subject to all of the provisions of the Articles of Incorporation and the Bylaws of the Corporation, a copy of each of which is on file at the office of the Corporation, and made a part hereof as fully as though the provisions of said Articles of Incorporation and Bylaws were imprinted in full on this certificate, to all of which the holder of this certificate, by acceptance hereof, assents and agrees to be bound.

Any shareholder may obtain from the principal office of the Corporation, at One Maritime Plaza, Suite 700, San Francisco, CA, 94111, upon request and without charge, a statement of the number of shares constituting each class or series of stock and the designation thereof; and a copy of the rights, preferences, privileges, and restrictions granted to or imposed upon the respective classes or series of stock and upon the holders thereof by said Articles of Incorporation and the Bylaws.

The following abbreviations shall be construed as though the words set forth below opposite each abbreviation were written out in full where such abbreviation appears:

TEN COM	-	as tenants in common
TEN ENT	-	as tenants by the entireties
JT TEN	-	as joint tenants with rights of survivorship and not as tenants in common
(Name) CUST (Name) UNIF	-	(Name) as Custodian for (Name) under the (State) Uniform Gifts to Minors Act.
GIFT MIN ACT (State)

Additional abbreviations may also be used though not in the above list.

*Please Insert Social Insurance, Tax Identification, or other identifying number of transferee.

For value received the undersigned hereby sells, assigns and transfers unto

Insert name and address of transferee

                                                                                                                                                                               shares represented by this certificate and does hereby irrevocably constitute and appoint the attorney of the undersigned to transfer the said shares on the books of the Company with full power of substitution in the premises.

DATE:
	Signature of Shareholder	Signature of Guarantor

Signature Guarantee:

The signature on this assignment must correspond with the name as written upon the face of the certificate(s), in every particular, without alteration or enlargement, or any change whatsoever and must be guaranteed by a major Canadian Schedule I chartered bank, a major trust company in Canada or a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, MSP). The Guarantor must affix a stamp bearing the actual words “Signature Guaranteed”.

In the USA, signature guarantees must be done by members of a “Medallion Signature Guarantee Program” only.

Signature guarantees are not accepted from Treasury Branches, Credit Unions or Caisses Populaires unless they are members of the Stamp Medallion Program.

Computershare’s Privacy Notice:

In the course of providing services to you and our corporate clients, Computershare receives non-public personal information about you - your name, address, social insurance number, securities holdings, transactions, etc. We use this to administer your account, to better serve your and our clients’ needs and for other lawful purposes. We have prepared a Privacy Code to tell you more about our information practices and how your privacy is protected. It is available at our website, computershare.com, or by writing us at 100 University Avenue, Toronto, Ontario, M5J 2Y1. *You are required to provide your SIN if you will receive income on these securities. We will use this number for income reporting. Computershare may also ask for your SIN as an identification-security measure if you call or write to request service on your account; however you may decline this usage.